                                                                     EXHIBIT 4.5


     THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT") AND APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE SUCH A REGISTRATION IS IN EFFECT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

     THIS WARRANT WAS ORIGINALLY ISSUED PURSUANT TO THE SECURITIES PURCHASE AGREEMENT DATED AS OF AUGUST __, 1997 AMONG THE COMPANY AND THE INVESTORS NAMED THEREIN, AS IN EFFECT FROM TIME TO TIME AND THE TRANSFER OF THIS WARRANT IS SUBJECT TO THE RESTRICTIONS SET FORTH IN SUCH AGREEMENT.

     THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE PROVISIONS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF AUGUST __, 1997 AMONG THE COMPANY AND THE INVESTORS NAMED THEREIN, AS IN EFFECT FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY.

                       SYSTEM SOFTWARE ASSOCIATES, INC.

                         COMMON STOCK PURCHASE WARRANT

                       PREFERRED STOCK PURCHASE WARRANT


                                                               Chicago, Illinois
No.                                                            August __, 1997

     System Software Associates, Inc., a Delaware corporation (the "Company"),
for value received, hereby certifies that                    , or registered
assigns, is entitled to purchase from the Company the following:

               (a) _______________ [Investor % x 19.9% of outstanding Common Stock] duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $0.0033 per share (the "Common Stock"), of the Company at a purchase price per share equal to the Initial Warrant A Price exercisable at any time or from time to time prior to the Warrant A Expiration Date, all subject to the terms, conditions and adjustments set forth below in this Warrant ("Warrant A"); or

               (b) _______________[Investor % x 10,000 shares of Preferred Stock] duly authorized, validly issued, fully paid and nonassessable shares of Series A Preferred Stock, par value $0.01 per share, having the terms and provisions set forth in the

     Certificate of Designation (the "Preferred Stock"), at a purchase price per share equal to the Warrant B Price, exercisable at any time or from time to time on or after the Warrant B Exercise Date, and prior to the Warrant B Expiration Date, all subject to the terms and conditions set forth below in this Warrant ("Warrant B", and collectively with Warrant A, hereinafter referred to as the "Warrant" or "Warrants").

     This Warrant is one of the Warrants (the "Warrants", such term to include any such warrants issued in substitution therefor) originally issued in connection with the execution and delivery of the Securities Purchase Agreement dated as of August __, 1997 (as in effect on the date of this Warrant, the "Purchase Agreement") among the Company and each of the investors named therein (the "Purchasers"). Certain capitalized terms used in this Warrant are defined in Section 17 hereof.

1.   EXERCISE OR CASHLESS EXERCISE OF WARRANT A.

     1.1. Manner of Exercise or Cashless Exercise; Payment.

          1.1.1. Exercise. Warrant A may be exercised by the holder hereof, in whole or in part (in increments equal to 100,000 shares or, if less, the remaining number of shares for which Warrant A shall then be exercisable), during normal business hours on any Business Day on or prior to the Warrant A Expiration Date, by surrender of this Warrant to the Company at its office maintained pursuant to Section 16.2(a) hereof, accompanied by a subscription in substantially the form attached to this Warrant as Exhibit A (or a reasonable facsimile thereof) duly executed by such holder and accompanied by payment, (i) in cash by wire transfer of immediately available funds or by certified or official bank check payable to the order of the Company, (ii) by delivery to the Company of a principal amount of Junior Subordinated Notes (including all accrued and unpaid interest thereon) or (iii) by any combination of such methods (provided that at least the par value of the shares of Common Stock issuable upon exercise shall have been paid in cash), in each case in the amount obtained by multiplying (a) the number of shares of Common Stock (without giving effect to any adjustment thereof) designated in such subscription by (b) the Initial Warrant A Price, and such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in Sections 2 through 4 hereof.

          1.1.2. Cashless Exercise. Warrant A may also be exercised by the holder hereof, in whole or in part, into shares of Common Stock, during normal business hours on any Business Day on or prior to the Warrant A Expiration Date, by surrender of this Warrant to the Company at its office maintained pursuant to Section 16.2(a) hereof, accompanied by a cashless exercise notice in substantially the form attached as Exhibit B to this Warrant (or a reasonable facsimile thereof) duly executed by such holder, and such holder shall thereupon be entitled to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) equal to:

          (i)  an amount equal to:

               (a) an amount equal to (x) the number of shares of Common Stock (or Other Securities) determined as provided in Sections 2 through 4 hereof which such holder would be entitled to receive upon exercise of Warrant A for the number of shares of Common Stock designated in such cashless exercise notice multiplied by (y) the Current Market Price of each such share of Common Stock (or such Other Securities) so receivable upon such exercise minus

               (b) an amount equal to (x) the number of shares of Common Stock (without giving effect to any adjustment thereof) designated in such cashless exercise notice multiplied by (y) the Initial Warrant A Price divided by

          (ii) such Current Market Price of each such share of Common Stock (or Other Securities).

     For all purposes of this Warrant (other than this Section 1.1), any reference herein to the exercise of Warrant A shall be deemed to include a reference to the cashless exercise of Warrant A into Common Stock (or other Securities) in accordance with the terms of this Section 1.1.2.

     1.2. When Exercise Effective. Each exercise of Warrant A shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1 hereof (and in the case of exercise pursuant to Section 1.1.1, provided that the holder has paid the consideration required thereby), and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 1.3 hereof shall be deemed to have become the holder or holders of record thereof.

     1.3. Delivery of Stock Certificates, etc. As soon as practicable after each exercise of Warrant A, in whole or in part, and in any event within five Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will direct the Company's transfer agent to issue and deliver in the name of the holder hereof or, subject to Section 13 hereof, as such holder (upon payment by such holder of any applicable transfer taxes) may direct:

               (a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share on the Business Day next preceding the date of such exercise; and

               (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, dated the date hereof and calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the holder upon such exercise as provided in Section 1.1 hereof.

     1.4. Company to Reaffirm Obligations. The Company will, at the time of each exercise of Warrant A, upon the request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder all rights (including without limitation any rights to registration, pursuant to the Registration Rights Agreement referred to in Section 12 hereof, of the shares of Common Stock or Other Securities issued upon such exercise) to which such holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant; provided, however, that if the holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to such holder, if and when so requested in writing.

2.   ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE OF WARRANT A.

     2.1. General; Number of Shares; Warrant Price. The number of shares of Common Stock which the holder of Warrant A shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 2) be issuable upon such exercise, as designated by the holder hereof pursuant to
Section 1.1 hereof, by the fraction of which (a) the numerator is the Initial Warrant A Price and (b) the denominator is the Warrant A Price in effect on the date of such exercise. The "Warrant A Price" shall initially be the Initial Warrant A Price, shall be adjusted and readjusted from time to time as provided in this Section 2 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 2.

     2.2. Adjustment of Warrant Price.

          2.2.1.  Issuance of Additional Shares of Common Stock.  Subject to
     Section 2.7, in case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2.3 or 2.4 hereof) without consideration or for a consideration per share less than the Warrant A Price in effect immediately prior to such issue or sale, then, and in each such case, subject to Section 2.6 hereof, such Warrant A Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Warrant A Price by a fraction:

                  (a) the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Warrant A Price; and

                  (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale.

          2.2.2. Dividends and Distributions. In case the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including without limitation any distribution of cash, other or additional stock or other securities or property or Options, by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement or otherwise) on the Common Stock, other than a dividend payable in Additional Shares of Common Stock, then, and in each such case, subject to Section 2.6 hereof, the Warrant A Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Warrant A Price by a fraction:

                  (x) the numerator of which shall be the Current Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the amount of such dividend or distribution (as determined in good faith by the Board of Directors of the Company) applicable to one share of Common Stock; and

                  (y) the denominator of which shall be such Current Market
          Price.

     2.3. Treatment of Options and Convertible Securities. Subject to Section 2.7, in case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number the purpose of which is to protect against dilution) at any time issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading); provided, however, that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share of such shares would be less than the Warrant A Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be; and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

               (a) no further adjustment of the Warrant A Price shall be made upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consequent issue or sale of Convertible Securities or shares of Common Stock;

               (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Warrant A Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

               (c) upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised, or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Warrant A Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon (and effective as of) such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                    (i) in the case of Options or Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                    (ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised; and

               (d) no readjustment pursuant to clause (b) or (c) above (either individually or cumulatively together with all prior readjustments as made in respect of such Options or Convertible Securities) shall have the effect of increasing the Warrant A Price by a proportion (relative to the Warrant A Price in effect immediately prior to such readjustment) in excess of the inverse of the aggregate proportional adjustment thereof made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities.

If the consideration provided for in any Option or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Security shall be reduced, or the rate at which any Option is exercisable or any Convertible Security is convertible into or exchangeable for shares of Common Stock shall be increased, at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, effective concur rently with each such change, the Warrant A Price then in effect shall first be adjusted to eliminate the effects (if any) of the issuance (or deemed issuance) of such Option or

Convertible Security on the Warrant A Price and then readjusted as if such Option or Convertible Security had been issued on the date of such change with the terms in effect after such change, but only if as a result of such adjustment the Warrant A Price then in effect hereunder is thereby reduced.

     2.4. Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Additional Shares of Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Additional Shares of Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

     2.5. Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Warrant A Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased, and the number of shares of Common Stock for which this Warrant shall be exercisable shall be proportionately decreased as provided in Section 2.1.

     2.6. Minimum Adjustment of Warrant A Price. If the amount of any adjustment of the Warrant A Price required pursuant to this Section 2 would be less than one-tenth (1/10) of one percent (1%) of the Warrant A Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one tenth (1/10) of one percent (1%) of such Warrant A Price.

     2.7. Shares Deemed Outstanding. For all purposes of the computations to be made pursuant to this Section 2, (i) there shall be deemed to be outstanding all shares of Common Stock issuable (A) pursuant to the exercise of Options outstanding as of the date of this Warrant granted to employees, directors, consultants and other persons under any Company stock option, bonus or other incentive plan and any Options issued after the date of this Warrant to any such persons under such plans provided that with respect to Options issued after the date of this Warrant (x) the exercise price of such Options shall equal or exceed the Market Price of the Company's Common Stock on the date of issuance and (y) such Options shall not be exercisable in the aggregate for more than 1,000,000 shares, (B) pursuant to the exercise of any other Options and conversion of Convertible Securities outstanding on the date of this Warrant which have an exercise or conversion price equal to or greater than the Initial Warrant A Price, including without limitation the Warrants, the Public Securities (as defined in the Purchase Agreement) and Warrants issued as of March 3, 1997 to certain lenders for an aggregate of 775,000 shares of Common Stock, (ii) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 2.3 or 2.4 hereof, such Additional Shares shall be deemed to be outstanding, (iii) treasury shares shall not be deemed to be outstanding and (iv) notwithstanding anything to the contrary contained in this Section 2, no adjustment shall be made in the Warrant A Price upon the issuance of shares of Common Stock pursuant to Options and Convertible Securities deemed to be outstanding pursuant to clause (i) hereof. Except with respect to those securities deemed outstanding pursuant to clause (i) of this
Section 2.7, for purposes of calculating adjustments to the Warrant A Price, there shall be deemed to be outstanding immediately after giving effect to any issuance of shares of Common Stock, Options or Convertible Securities, all shares of Common Stock issuable upon the exercise of Options and conversion of Convertible Securities then outstanding, including without limitation the Warrants, after giving effect to antidilution provisions contained in all such outstanding Options and Convertible Securities which cause an adjustment in the number of shares of Common Stock so issuable.

3.   CONSOLIDATION, MERGER, ETC.

     3.1. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock, Other Securities or Preferred Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock, Other Securities or Preferred Stock (other than a capital reorganization or reclassification to the extent that such capital reorganization or reclassification results in the issue of Additional Shares of Common Stock for which adjustment in the Warrant A Price is provided in Section 2.2.1 or 2.2.2 hereof), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Warrant A Price or Warrant B Price, as applicable, in effect at the time of such consummation for all Common Stock, Other Securities or Preferred Stock issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock, Other Securities or Preferred Stock issuable upon such exercise prior to such consummation, the greatest amount of securities, cash or other property to which such holder would actually have been entitled as a shareholder upon such consummation if such holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 2, 3 and 4 hereof; provided, however, that if a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, and if the holder of such Warrants so designates in a notice given to the Company on or before the date immediately preceding the date of the consummation of such transaction, the holder of such Warrants shall be entitled to receive the greatest amount of securities, cash or other property to which such holder would actually have been entitled as a shareholder if the holder of such Warrants had exercised such Warrants prior to the expiration of such purchase, tender or exchange offer and accepted such offer, subject to adjustments (from and after the consummation of such purchase, tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in Sections 2, 3 and 4 hereof.

     3.2. Assumption of Obligations. Notwithstanding anything contained in the Warrants or in the Purchase Agreement to the contrary, the Company will not effect any of the transactions described in clauses (a) through (d) of Section
3.1 hereof unless, prior to the consummation thereof, each person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), (b) the obligations of the Company under the Registration Rights Agreement and (c) the obligation to deliver to such holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 3, such holder may be entitled to receive, and such Person shall have similarly delivered to such holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including without limitation all of the provisions of this Section 3) shall be applicable to the stock, securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto. Nothing in this Section 3 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the provisions of Section 9 hereof or by the terms of the Purchase Agreement.

4. OTHER DILUTIVE EVENTS. In case any event shall occur as to which the provisions of Section 2 or 3 hereof are not strictly applicable but the failure to make any adjustment would not, in the opinion of the holder of this Warrant, fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such Sections, then, in each such case, at the request of such holder, the Company shall (at the expense of such holder) appoint a firm of independent investment bankers of recognized national standing (which shall be completely independent of the Company and shall be satisfactory to the holder of this Warrant), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Sections 2 and 3 hereof, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein.

5. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Warrants from time to time outstanding, (c) will not take any action which results in any adjustment of the Warrant A Price or Warrant B Price if the total number of shares of Common Stock (or Other Securities) or Preferred Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) or Preferred Stock then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise, and (d) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value or a sum determined by reference to a formula based on a published index of interest rates, an interest rate publicly announced by a financial institution or a similar indicator of interest rates in respect of participation in dividends and to a fixed sum or percentage of par value in any such distribution of assets.

6. ACCOUNTANTS' REPORT AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) or Preferred Stock issuable upon the exercise of this Warrant, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and cause independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) selected by the Company to verify such computation (other than any computation of the fair value of property as determined in good faith by the Board of Directors of the Company) and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Warrant A Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 2 hereof) on account thereof. The Company will forthwith mail a copy of each such report to each holder of a Warrant and will, upon the written request at any time of any holder of a Warrant, furnish to such holder a like report setting forth the Warrant A Price and the Warrant B Price at the time in effect and showing in reasonable detail how it was calculated. The Company will also keep copies of all such reports at its office maintained pursuant to Section 16.2(a) hereof and will cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof.

7.   EXERCISE OR CASHLESS EXERCISE OF WARRANT B.

     7.1. Manner of Exercise or Cashless Exercise; Payment.

          7.1.1. Exercise. The holder of this Warrant will furnish at least 30 days' prior written notice to the Company of its intention to exercise Warrant B (three days' prior written notice in the event that the Warrant B Exercise Date occurs due to a Change of Control Triggering Event or Bankruptcy Triggering Event). Such notice, once given shall be irrevocable. Subject to the Company's repurchase right following the receipt of such notice, as provided in Section 7.4 hereof, Warrant B may be exercised by the holder hereof, in whole but not in part, during normal business hours on any Business Day on or after the Warrant B Exercise Date and prior to the Warrant B Expiration Date, by surrender of this Warrant to the Company at its office maintained pursuant to Section 16.2(a) hereof, accompanied by a subscription in substantially the form attached to this Warrant as Exhibit A (or a reasonable facsimile thereof) duly executed by such holder and accompanied by payment, (i) in cash by wire transfer of immediately available funds, (ii) by certified or official bank check payable to the order of the Company, (iii) if any Junior Subordinated Notes shall be outstanding, by delivery to the Company of a principal amount of such Junior Subordinated Notes (including all accrued and unpaid interest thereon), or (iv) by any combination of such methods (provided that at least the par value of the shares of Preferred Stock issuable upon exercise shall have been paid in cash), in each case in the amount of the Warrant B Price, and such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Preferred Stock set forth on the face of this Warrant.

          7.1.2. Cashless Exercise. The holder of this Warrant will furnish at least 30 days' prior written notice to the Company of its intention to exercise Warrant B (three days' prior written notice in the event that the Warrant B Exercise Date occurs due to a Change of Control Triggering Event or a Bankruptcy Triggering Event). Such notice, once given shall be irrevocable. Subject to the Company's repurchase right following the receipt of such notice, as provided in Section 7.4 hereof, Warrant B may be exercised by the holder hereof, in whole but not in part, into shares of Preferred Stock, during normal business hours on any Business Day on or after the Warrant B Exercise Date and prior to the Warrant B Expiration Date, by surrender of this Warrant to the

     Company at its office maintained pursuant to Section 16.2(a) hereof, accompanied by a cashless exercise notice in substantially the form attached to this Warrant as Exhibit B (or a reasonable facsimile thereof) duly executed by such holder, and such holder shall thereupon be entitled to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of Preferred Stock equal to (i) the number of shares of Preferred Stock which the holder would be entitled to receive upon exercise of Warrant B minus the number of shares of Preferred Stock having
                           -----
     an aggregate Liquidation Price (as defined in the Company's certificate of designation establishing the Preferred Stock) equal to the Warrant B Price (which in any event upon such cashless exercise shall result in a number of shares of Preferred Stock as to all holders of Warrant B having an aggregate Liquidation Price equal to $117,500,000).

          For all purposes of this Warrant (other than this Section 7.1), any reference herein to the exercise of Warrant B shall be deemed to include a reference to the cashless exercise of Warrant B into Preferred Stock in accordance with the terms of this Section 7.1.2.

     7.2. When Exercise Effective. Each exercise of Warrant B shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 7.1 hereof (and in the case of exercise pursuant to Section 7.1.1, provided that the holder has paid the consideration required thereby), and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Preferred Stock shall be issuable upon such exercise as provided in Section 7.3 hereof shall be deemed to have become the holder or holders of record thereof.

     7.3. Delivery of Stock Certificates, etc. As soon as practicable after each exercise of Warrant B and in any event within five Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof or, subject to Section 13 hereof, as such holder (upon payment by such holder of any applicable transfer taxes) may direct a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Preferred Stock to which such holder shall be entitled upon such exercise.

     7.4. Company Repurchase Right. At any time on or after the date hereof, the Company may elect (but shall not be obligated) to exercise its right to repurchase the Control Rights and Warrant B, in whole but not in part, at the aggregate repurchase price as to all holders of Warrant B and Control Rights then outstanding, equal to $117,500,000 (the "Repurchase Price"), and such election if made shall be irrevocable; provided, however, that if the Company has received written notice by the holder of such holder's intention to exercise Warrant B pursuant to Section 7.1.1 or 7.1.2 hereof or to exercise such holder's Control Rights pursuant to Section 8.2 hereof, the Company shall exercise its right to repurchase Warrant B and such Control Rights prior to the proposed date of exercise specified by the holder in such notice. The Company will furnish to the holders at least 10 days prior written notice of its intention to exercise its repurchase right and the proposed date of such repurchase (the "Repurchase Date"), which notice shall be irrevocable. On the Repurchase Date, the Company will pay the Repurchase Price to the holders in cash (by wire transfer or certified bank check), and contemporaneously with their receipt of such payment, the holders shall surrender for cancellation the Warrants to the Company at its office maintained pursuant to Section 16.2(a) hereof.

8. CONTROL RIGHTS. On or after the Control Right Exercise Date, the Required Warrant Holders shall be entitled to exercise their right to designate for nomination to the Board of Directors a number of individuals constituting a majority of the members of the Board of Directors (the "Control Rights"). The Required Warrant Holders will furnish to the Company 30 days' prior written notice (three days' prior written notice in the event of a Change in Control Triggering Event or Bankruptcy Triggering Event) of their intention to exercise the Control Rights. The Control Rights will remain in effect following the Control Right Exercise Date until the Control Right Expiration Date. The Company will use its best efforts to cause those individuals designated by the Required Warrant Holders to be elected by the stockholders of the Company, including without limitation its recommendation to the stockholders of the Company that they vote in favor of the election of such members. Directors elected upon exercise of the Control Rights by the Required Warrant Holders will abstain from voting on the Company's repurchase for cash consideration of Warrant B, subject to their fiduciary duties as directors of the Company.

9. WARRANT A CONSENT RIGHTS. For so long as the original holders own Warrants representing the right to purchase an aggregate of more than 5% of the Company's outstanding Common Stock, the Company will not take any of the following actions without the prior written consent of the Required Warrant Holders:

               (a) declare or pay any dividend, redeem any shares of its capital stock or make any other distribution in respect of equity securities of the Company, except as permitted under Section 7.9 of the Purchase Agreement;

               (b)  incur any indebtedness, except as permitted under Section
          7.5 of the Purchase Agreement;

               (c) enter into any merger or consolidation or sell, assign, lease or otherwise transfer any material portion of its assets, except as permitted under Section 7.10 of the Purchase Agreement;

               (d) purchase or acquire the equity or assets of any other business or entity, except as permitted under Section 7.8 of the Purchase Agreement;

               (e) enter into or amend any partnership or joint venture agreement;

               (f) make an assignment for the benefit of creditors, subject the Company or any subsidiary to any proceedings under any bankruptcy or insolvency law, avail the Company or any subsidiary of the benefit of any other legislation for the benefit of debtors, or take any steps to wind up or terminate the Company's existence;

               (g) change in any material manner the nature of the Company's business as conducted on the date hereof, except as permitted under
          Section 7.3.1 of the Purchase Agreement;

               (h) make any investments in its subsidiaries, except as permitted under Section 7.8 of the Purchase Agreement; or

               (i)  agree to do any of the foregoing.

For purposes of this Section 9, the language of the above-referenced provisions of Section 7 of the Purchase Agreement shall govern the terms of the restrictions contained herein whether or not (i) any Junior Subordinated Notes shall be outstanding under the Purchase Agreement or (ii) the Purchase Agreement shall have been terminated in accordance with its terms.

10.  WARRANT A ADDITIONAL RESTRICTIONS.  On or after (i) any breach of Section
7.4 of the Purchase Agreement or the occurrence of any event or default pursuant to Sections 9.1 through 9.3, 9.5 through 9.7 or 9.10 of the Purchase Agreement, or (ii) any failure by the Company to recruit a new Chief Operating Officer/President on or before December 31, 1997 mutually satisfactory to the Company and the Required Fund Investors from time to time party to the Stockholders Agreement, for so long as the original holders own Warrants representing the right to purchase an aggregate of more than 5% of the Company's outstanding Common Stock, the Company will not take any of the following actions without the prior written consent the Required Warrant Holders:

               (a) other than as permitted hereunder, expand the size of the Company's board of directors or create or expand the size of any committee thereof;

               (b) elect, appoint or remove any chief executive officer, chief financial officer, chief operating officer or president;

               (c) approve the Company's annual budget, capital expenditure budget, business plans and strategic plan and any amendments thereto, or expend any amounts not set forth in an annual budget or a capital expenditure budget approved in accordance with the preceding clause; or

               (d)  agree to do any of the foregoing.

11.  NOTICES OF CORPORATE ACTION.  In the event of:

               (a) any taking by the Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

               (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or

               (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

               (d) any issuance of any Common Stock, Convertible Security or Option by the Company,

the Company will mail to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) or Preferred Stock shall be entitled to exchange their shares of Common Stock (or Other Securities) or Preferred Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction and (iii) the date of such issuance, together with a description of the security so issued and the consideration received by the Company therefor. Such notice shall be mailed at least 30 days prior to the date therein specified.

12. REGISTRATION OF COMMON STOCK AND PREFERRED STOCK. If any shares of Common Stock or Preferred Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority (including any self regulatory body) under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company will, at its expense and as expeditiously as possible prior to such issuance, use its best efforts to cause such shares to be duly registered or approved, as the case may be, in accordance with the terms of the Registration Rights Agreement. The shares of Common Stock (and Other Securities) and shares of Preferred Stock issuable upon exercise of this Warrant shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Registration Rights Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of such Registrable Securities.

13.  RESTRICTIONS ON TRANSFER.

     13.1.     Restrictive Legends.  Except as otherwise permitted by this
Section 13, each certificate for Common Stock (or Other Securities) and Preferred Stock issued upon the exercise of any Warrant, each certificate issued upon the direct or indirect transfer of any such Common Stock (or Other Securities) and Preferred Stock, all Warrants originally issued pursuant to the Purchase Agreement and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant pursuant to Section 16 hereof shall be transferable only upon satisfaction of the conditions specified in this Section 13 and shall be stamped or otherwise imprinted with legends in substantially the form required by the Registration Rights Agreement and the Stockholders Agreement.

     13.2. Notice of Proposed Transfer; Opinion of Counsel. Prior to any transfer of any Restricted Securities which are not registered under an effective registration statement under the Securities Act, the holder thereof will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with this Section 13.2. Each such notice (a) shall describe the manner and circumstances of the proposed transfer, and (b) shall designate counsel for the holder giving such notice, which counsel shall be reasonably acceptable to the Company. The holder giving such notice will submit a copy thereof to the counsel designated in such notice. Subject to the foregoing, the following provisions shall then apply:

               (i) If in the opinion of such counsel (which opinion shall be reasonably acceptable to the Company), the proposed transfer may be effected without registration of such Restricted Securities under the Securities Act, such holder shall thereupon be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such holder to the Company. Each certificate representing such Restricted Securities issued upon or in connection with such transfer shall bear the restrictive legends required by Section 13.1 hereof, unless the related restrictions on transfer provided for in the Registration Rights Agreement and the Stockholders Agreement shall have ceased and terminated as to such Restricted Securities pursuant to Section 13.3 hereof.

               (ii) If in the opinion of such counsel the proposed transfer may not legally be effected without registration of such Restricted Securities under the Securities Act (such opinion to state the basis of the legal conclusions reached therein), thereafter such holder shall not be entitled to transfer such Restricted Securities until either (x) receipt by the Company of a further notice from such holder pursuant to the foregoing provisions of this Section 13.2 and fulfillment of the provisions of clause (i) above or (y) such Restricted Securities have been effectively registered under the Securities Act.

     Notwithstanding any other provision of this Section 13 or of the Stockholders Agreement, no opinion of counsel shall be necessary for a transfer of Restricted Securities by the holder thereof to a subsidiary, shareholder, partner or other affiliate of such holder, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original Purchaser hereof.

     13.3.     Termination of Restrictions.  The restrictions imposed by this
Section 13 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when such Restricted Securities shall have been effectively registered under the Securities Act, or
(b) when, in the opinions of both counsel for the holder thereof and counsel for the Company, such restrictions are no longer required in order to insure compliance with the Securities Act or the terms of the Registration Rights Agreement and the Stockholders Agreement. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legends required by Section 13.1 hereof.

14. AVAILABILITY OF INFORMATION. The Company will comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and will comply with all other public information reporting requirements of the Commission (including Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company will also cooperate with each holder of any Restricted Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company will furnish to each holder of any Warrants, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Commission.

15. RESERVATION OF STOCK, ETC. The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock of each class (or Other Securities) or Preferred Stock from time to time issuable upon exercise of all Warrants at the time outstanding. All shares of Common Stock (or Other Securities) or Preferred Stock issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

16.  OWNERSHIP, TRANSFER AND SUBSTITUTION OF WARRANTS.

     16.1. Ownership of Warrants. The Company may treat the person in whose name any Warrant is registered on the register kept at the office of the Company maintained pursuant to Section 16.2(a) hereof as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Section 13 hereof, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

     16.2.     Office; Transfer and Exchange of Warrants.

                    (a) The Company will maintain an office (which may be an
               agency maintained at a bank) in Chicago, Illinois where notices, presentations and demands in respect of this Warrant may be made upon it. Such office shall be maintained at 500 W. Madison, Chicago, Illinois 60661 until such time as the Company shall notify the holders of the Warrants of any change of location of such office within Chicago, Illinois.

                    (b) The Company shall cause to be kept at its office
               maintained pursuant to Section 16.2(a) hereof a register for the registration and transfer of the Warrants. The names and addresses of holders of Warrants, the transfers thereof and the names and addresses of transferees of Warrants shall be registered in such register. The Person in whose name any Warrant shall be so registered shall be deemed and treated as the owner and holder thereof for all purposes of this Warrant, and the Company shall not be affected by any notice or knowledge to the contrary.

                    (c) Upon the surrender of any Warrant, properly endorsed,
               for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 16.2(a) hereof, the Company at its expense will (subject to compliance with Section 13 hereof, if applicable) execute and deliver to or upon the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock and Preferred Stock called for on the face or faces of the Warrant or Warrants so surrendered; provided, however, that any exercise of Warrant A shall be in increments of 100,000 shares, or if less, the remaining number of shares for which Warrant A shall then be exercisable, and provided, further, that no holder of any Warrant shall transfer all of any portion of this Warrant to any "competitor" of the Company as listed on Schedule 16.2 hereto.

     16.3. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant held by a Person other than a Purchaser or any institutional investor, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the office of the Company maintained pursuant to Section 16.2(a) hereof, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

17. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     Additional Shares of Common Stock: All shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section 2.3 or 2.4 hereof, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than the shares of Common Stock issued upon the exercise of Warrants.

     Bankruptcy Triggering Event: (i) Any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, adjustment, composition or other similar case or proceeding in connection therewith, relative to the Company or its creditors, as such, or to its assets whether voluntary or involuntary (and not dismissed within 60 days), (ii) any liquidation, dissolution or other winding up of the Company whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (and not dismissed within 60 days), or (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company.

     Business Day: Any day other than a Saturday or a Sunday or a day on which commercial banking institutions in Boston, Massachusetts, New York, New York or Chicago, Illinois are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

     Certificate of Designation: The Certificate of Designation filed with the Secretary of State of the State of Delaware having the terms and provisions set forth on Exhibit C to the Purchase Agreement.

     Change of Control Triggering Event: Any transaction or series of transactions (including, without limitation, a merger, consolidation, sale of stock or sale of assets, but excluding any assignment as security for indebtedness) after which any Person (or group of Persons acting in concert) other than the Fund Investors, their assignees or affiliates and the Management Investor (as defined in the Stockholders Agreement) and his permitted

Transferees (as defined in the Stockholders Agreement), shall own in excess of 35% of the voting stock of the Company (or the Person into which the Company shall have been merged or consolidated) or have the right to elect a majority of the members of the Board of Directors, or shall have acquired all or substantially all of the consolidated assets of the Company and its Subsidiaries.

     Commission: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     Common Stock: As defined in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

     Company: As defined in the introduction to this Warrant, such term to include any corporation which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 3 hereof.

     Control Right Exercise Date: The earlier of (i) September 30, 2003 or (ii) upon the occurrence of any Change of Control Triggering Event or Bankruptcy Triggering Event.

     Control Right Expiration Date: The earliest of (i) August __, 2007, (ii) the exercise of Warrant A or the Company's repurchase of Warrant B.

     Control Rights:  As defined in Section 8.2 hereof.

     Convertible Securities: Any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock or other Convertible Securities.

     Current Market Price: On any date specified herein, the average daily Market Price during the period of the most recent 20 days, ending on such date, on which the national securities exchanges were open for trading, except that if no class of the Common Stock is then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market for any portion of such 20-day period, the Current Market Price shall be the Market Price on such date.

     Exchange Act: The Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     Initial Warrant A Price: An amount equal to the lower of (i) $7.07 (85% of the average closing price of the Common Stock for the 30 trading days ending on the trading day immediately preceding July 14, 1997) or, (ii) $_____ [85% of the average closing price of the Common Stock for the 30 trading days ending on the trading day immediately preceding the date of issuance of the Junior Subordinated Notes and Warrants]; or (iii) 85% of the average closing price of the Common Stock for the 30 trading days immediately following the date of issuance of the Junior Notes and Warrants.

     Junior Subordinated Notes: The $48,400,000 aggregate principal amount of Junior Subordinated Notes due 2003 of the Company issued to the Purchasers under the Purchase Agreement.

     Market Price: On any date specified herein, the amount per share of Common Stock equal to (a) the last sale price of Common Stock, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which Common Stock is then listed or admitted to trading, or (b) if Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of Common Stock on such date, or (c) if there shall have been no trading on such date or if Common Stock is not so designated, the average of the closing bid and asked prices of Common Stock on such date as shown by the NASD automated quotation system, or (d) if Common Stock is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within 15 days of the date as of which the determination is to be made.

     NASD:  The National Association of Securities Dealers, Inc.

     Options: Rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

     Other Securities: Any stock (other than Common Stock) and other securities of the Company or any other Person which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 3 hereof or otherwise.

     Person: A corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

     Preferred Stock:  As defined in the introduction to this Warrant.

     Purchase Agreement:  As defined in the introduction to this Warrant.

     Purchasers:  As defined in the introduction to this Warrant.

     Registration Rights Agreement: The Registration Rights Agreement dated as of August __, 1997, in the form of Exhibit D to the Purchase Agreement, as from time to time in effect.

     Repurchase Date:  As defined in Section 7.4 hereof.

     Repurchase Price:  As defined in Section 7.4 hereof.

     Required Warrant Holders:      Holders of a majority of the numbers of
shares of Common Stock issuable upon exercise of Warrant A (giving effect to the provisions of Sections 2 through 4 hereof).

     Restricted Securities: All of the following: (a) any Warrants bearing the applicable legend or legends referred to in Section 13.1 hereof, (b) any shares of Common Stock (or Other Securities) or Preferred Stock which have been issued upon the exercise of Warrants and which are evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such Section, (c) unless the context otherwise requires, any shares of Common Stock (or Other Securities) or Preferred Stock which are at the time issuable upon the exercise of Warrants and which, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such Section.

     Securities Act: The Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     Stockholders Agreement: The Stockholders Agreement dated as of August __, 1997 among the holders of the Warrants, the Company and Roger E. Covey.

     Warrant A Expiration Date: The earliest of (i) September __, 2007, (ii) the date of exercise of Warrant B or the Company's repurchase of Warrant B in accordance with Section 7.4 hereof following its receipt of notice of exercise by the holder of Warrant B, or (iii) the holder's exercise of Control Rights in accordance with Section 8.2 hereof or the Company's repurchase of such Control Rights in accordance with Section 7.4 hereof following notice of exercise by the holder of Warrant B.

     Warrant A Price:  As defined in Section 2.1 hereof.

     Warrant B Exercise Date: The earlier of (i) September 30, 2003 or (ii) upon the occurrence of any Change of Control Triggering Event or Bankruptcy Triggering Event.

     Warrant B Expiration Date: The earliest of (i) August __, 2007 or (ii) the exercise of Warrant A.

     Warrant B Price: $________ per share ($20,000,000 in the aggregate as to all shares of Preferred Stock issuable upon exercise by all holders of Warrant
B).

     Warrants:  As defined in the introduction to this Warrant.

18. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

19. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

20. NOTICES. Any notice or other communication in connection with this Warrant shall be deemed to be delivered if in writing (or in the form of a telex or telecopy) addressed as hereinafter provided and if either (x) actually delivered at said address (evidenced in the case of a telex by receipt of the correct answer back) or (y) in the case of a letter, three Business Days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified: (a) if to any holder of any Warrant, at the registered address of such holder as set forth in the register kept at the office of the Company maintained pursuant to Section 16.2(a) hereof; or (b) if to the Company, to the attention of its President at its office maintained pursuant to Section 16.2(a) hereof; provided, however, that the exercise of any Warrant shall be effective in the manner provided in Section 1 hereof.

21. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the holders of Warrants exercisable for two-thirds (66 2/3%) of the shares of Common Stock for which the Warrants shall be exercisable at such time; provided, however, that any such change, waiver, discharge or termination which
--------  -------
reduces the number of shares of Common Stock or Preferred Stock for which this Warrant is exercisable or which affects the Initial Warrant A Price, the Warrant B Price, the Warrant A Exercise Date, the Warrant A Expiration Date, the Warrant B Exercise Date, the Warrant B Expiration Date, the Control Right Expiration Date or the definition of "Required Warrant Holders", or which amends this
Section 21, shall be effective unless and until an instrument has been signed in writing by each holder of Warrants. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware. The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

                                                SYSTEM SOFTWARE ASSOCIATES, INC.

                                                By:________________________
                                                  Title:

                                                                       Exhibit A
                                                                       ---------

                             FORM OF SUBSCRIPTION

                [To be executed only upon exercise of Warrant]

To [ISSUER]

          The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, __________ /1/ shares of the [Common Stock] [Preferred Stock] and herewith makes payment of $ therefor, and requests that the certificates for such shares be issued in the
name of, and delivered to                   , whose address is                .


Dated:                  _________________________________
                        (Signature must conform in all
                        respects to name of holder as
                        specified on the face of Warrant)

                        _________________________________
                                 (Street Address)

                        _________________________________
                        (City)     (State)     (Zip Code)

_______________________

/1/ Insert here upon an exercise of Warrant A, the number of shares called for in clause (a) on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for Additional Shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. Insert here upon an exercise of Warrant B, the number of shares called for in clause (b) on the face of this Warrant. In the case of a partial exercise of Warrant A, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of Warrant A, to the holder surrendering the Warrant.

                                                                       Exhibit B
                                                                       ---------

                       FORM OF CASHLESS EXERCISE NOTICE

            [To be executed only upon cashless exercise of Warrant]


To [ISSUER]

     The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant with respect to __________ /1/ shares of the [Common Stock] [Preferred Stock] which such holder would be entitled to receive upon the exercise hereof, and requests that the certificates for such shares be issued in
the name of, and delivered to                   , whose address is           .

Dated:                  _________________________________
                        (Signature must conform in all
                        respects to name of holder as
                        specified on the face of Warrant)

                        _________________________________
                                 (Street Address)

                        _________________________________
                        (City)     (State)     (Zip Code)

________________________

/1/ Insert here upon exercise of Warrant A, the number of shares called for in clause (a) on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for Additional Shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. Insert here upon an exercise of Warrant B, the number of shares called for in clause (b) on the face of this Warrant. In the case of a partial exercise of Warrant A, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of Warrant A, to the holder surrendering the Warrant.

                              FORM OF ASSIGNMENT

                [To be executed only upon transfer of Warrant]

     For value received, the undersigned registered holder of the within Warrant
hereby sells, assigns and transfers unto                    the right
represented by such Warrant to purchase __________ /1/ shares of Common Stock or __________ /1/ shares of Preferred Stock, as provided herein, of System Software Associates, Inc. to which such Warrant relates, and appoints
Attorney to make such transfer on the books of System Software Associates, Inc. maintained for such purpose, with full power of substitution in the premises.

Dated:                  _________________________________
                        (Signature must conform in all
                        respects to name of holder as
                        specified on the face of Warrant)

                        _________________________________
                                 (Street Address)

                        _________________________________
                        (City)     (State)     (Zip Code)

Signed in the presence of:

__________________________

__________________________

/1/ Insert here upon exercise of Warrant A, the number of shares called for in clause (a) on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for Additional Shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. Insert here upon an exercise of Warrant B, the number of shares called for in clause (b) on the face of this Warrant. In the case of a partial exercise of Warrant A, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of Warrant A, to the holder surrendering the Warrant.

                                      -i-